AMENDMENT #9 TO TRADE CREDIT EXTENSION LETTER

This Amendment to the Trade Credit Extension Letter (this “Amendment”) is made as of this 7th day of September, 2018 by and among Quest Solution, Inc., Quest Marketing, Inc., Quest Exchange Ltd. (collectively, “Quest”), and ScanSource, Inc., a South Carolina corporation and/or its subsidiaries and affiliates (collectively, “ScanSource”), and, in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

W I T N E S S E T H:

WHEREAS, ScanSource and/or its subsidiaries and affiliates have, from time to time, extended trade and other credit to Quest; and

WHEREAS, Quest and ScanSource have entered into that certain Trade Credit Extension Letter dated as of July 1, 2016, as amended by those certain Amendments to Trade Credit Extension Letter dated as of September 27, 2016, October 10, 2016, November 30, 2016, December 20, 2016, April 6, 2017, April 12, 2017, November 15, 2017, and February 14, 2018 (as amended, the “Trade Credit Extension Letter”); and

WHEREAS, ScanSource and Quest desire to amend the Trade Credit Extension Letter as described herein;

NOW, THEREFORE, in consideration of the premises contained herein, the parties hereto agree as follows:

1. Definitions. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Trade Credit Extension Letter, as applicable.

2. Amendment to Trade Credit Extension Letter. The Trade Credit Extension Letter is hereby amended as follows:

Section 3 (b) is hereby amended and restated in its entirety to read as follows:

“b. Upon expiration of the Temporary Trade Credit Extension, and assuming that Reseller is at all times otherwise in compliance with all ScanSource Agreements, including but not limited to its invoice terms and conditions and the terms and covenants set forth herein, a new temporary trade credit extension will be established in the aggregate principal amount at any time outstanding of up to Eight Million Seven Hundred Fifty-Three Thousand Seven Hundred Fifty-Two and 08/100 Dollars ($8,753,752.08) (the “New Temporary Trade Credit Extension”). The New Temporary Trade Credit Extension shall include any and all indebtedness and other obligations owing to ScanSource from time to time, including without limitation the Promissory Notes referenced in Section 3h below, and any other outstanding amounts at any time owed by the Reseller to ScanSource.”

Section 3 (e) is hereby amended and restated in its entirety to read as follows:

“e. Quest has previously issued in favor of ScanSource a Secured Promissory Note in the form of Exhibit C hereto with respect to certain of the US Invoiced Indebtedness in the original principal amount of Twelve Million Four Hundred Ninety-Two Thousand One Hundred Thirty-Six and 51/100 USO ($12,492,136.51 USD) and bearing interest at an annual rate of twelve percent (12%) (as amended or modified from time to time, the “US Promissory Note”). The principal amount evidenced by the US Promissory Note, together with accrued interest, shall be paid as set forth in the US Promissory Note, and in any event shall be fully paid no later than January 31, 2019.”

3. Miscellaneous.

(a) This Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.

(b) This Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof. Except as hereby specifically amended, modified or supplemented, the Trade Credit Extension Letter and all other documents, instruments and agreements entered into in connection therewith, are hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to their respective terms.

(c) Any determination that any provision of this Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Amendment.

(d) Quest warrants and represents that it has consulted with independent legal counsel of its selection in connection with this Amendment and is not relying on any representations or warranties of ScanSource or its counsel in entering into this Amendment.

(e) As of September 7, 2018, Quest’s aggregate outstanding trade account balance owing to ScanSource was equal to Eight Million Seven Hundred Fifty-Three Thousand Seven Hundred Fifty-Two and 08/100 Dollars ($8,753,752.08), which amount Quest acknowledges and agrees is due and owing without setoft: defense or counterclaim, and itemized as follows:

1.	Eight Million Six Hundred Ninety Thousand Four Hundred Sixty-Five and 02/100 Dollars ($8,690,465.02) of indebtedness representing the US Promissory Note; and

2.	Sixty-Three Thousand, Two Hundred Eighty-Seven and 06/100 Dollars ($63,287.06) of indebtedness representing orders that have been released but not yet invoiced

Quest acknowledges and agrees that all such amounts (together with interest thereon in accordance with the Note and the other ScanSource Agreements) are due and payable to ScanSource without any defense, setoff, or counterclaim.

(f) Quest acknowledges that certain Cross Guaranty Agreement dated July 1 , 2016 (the “Guaranty”) made by Quest Solution, Inc., Quest Marketing, Inc., Quest Exchange Ltd.(individually, a “Guarantor,” and collectively, the “Guarantors”) and the other parties thereto in favor of ScanSource, Inc. and/or its subsidiaries and affiliates (“ScanSource”) regarding the obligations of each Guarantor. The Guarantors confirm and agree that the Guaranty remains in full force and effect and that the obligations guaranteed thereunder shall include, without limitation, all the trade credit extended by ScanSource to any Guarantor. Without limitation of the terms of the Guaranty, the Guarantors hereby waive any requirement that ScanSource protect, secure, perfect or insure any lien or security interest or property subject thereto or exhaust any right to take any action against any Guarantor or any other guarantor of the obligations or any collateral prior to enforcing ScanSource’s rights and remedies under the Guaranty. Pursuant to the Consent and Limited Release letter dated November 30, 2016, ScanSource agreed that Quest Solution Canada Inc. was automatically released, discharged, and relieved of any payment obligations under the Guaranty.

(g) Quest acknowledges and agrees that (i) ScanSource has at all times acted in good faith with respect to the Trade Credit Extension Letter and any other matter, (ii) ScanSource has not exercised any control over the business affairs of Quest, and (iii) Quest has no claims against ScanSource, whether for actions taken or not taken. To the extent that Quest may have any such claim, defense, setoff or counterclaim or any other recoupments, Quest releases and forever discharges each of ScanSource and its present and former affiliates and subsidiaries, predecessors in interest, present and former officers, agents, directors, attorneys and employees, and the respective heirs, executors, successors and assigns of all of the foregoing, whether past, present or future (collectively with ScanSource, the “ScanSource Affiliates”) of and from any and all manner of action and actions, cause and causes of action, suits, rights, debts, torts, controversies, damages, judgments, executions, recoupments, claims and demands whatsoever, asserted or unasserted, in law or in equity which, against any ScanSource Affiliate, Quest ever had or now has by reason of any matter, cause, causes or thing whatsoever, including, without limitation, any presently existing claim , recoupment, or defense, whether or not presently suspected, contemplated or anticipated.

(h) THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Signature Page to Follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be duly executed and delivered by its proper and duly authorized officer as of the date set forth above.

QUEST SOLUTION, INC.

By:	/s/ Shai Shalom Lustgarten
Name:	Shai Shalom Lustgarten
Title:	Chief Executive Officer

QUEST MARKETING, INC.

By:	/s/ Shai Shalom Lustgarten
Name:	Shai Shalom Lustgarten
Title:	Chief Executive Officer

QUEST EXCHANGE LTD.

By:	/s/ Shai Shalom Lustgarten
Name:	Shai Shalom Lustgarten
Title:	Chief Executive Officer

SCANSOURCE, INC.

By:	/s/ Cleveland McBeth
Name:	Cleveland McBeth, Jr.
Title:	Vice President, Worldwide Reseller Financial Services